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EXHIBIT 16.1

June 20, 2002	[Arthur Andersen LLP Logo]

Office of the Chief Accountant Securities and Exchange Commission 450 Fifth Street, N.W. Washington, D.C. 20549	Arthur Andersen LLP 8020 Towers Crescent Drive Vienna VA 22182-6226 Tel 703 962 2100 www.andersen.com

Re: SI International, Inc.

Dear Sir/Madam:

The representations made in this letter are based solely on discussions with, and representations from, the engagement partner and manager on the audits of the financial statements of this registrant for the two most recent fiscal years. Those individuals are no longer with Arthur Andersen LLP. We have read paragraphs 1, 2, 3, 4 and 6 included under the heading "Change in Our Independent Public Accountant" in Amendment Number 1 to the Registration Statement on Form S-1 of SI International, Inc., to be filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.

                      Very truly yours,

                      /s/ Arthur Andersen LLP

                      Arthur Andersen LLP

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  EXHIBIT 16.1